Exhibit 15.1


           Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-120259 of Excel Maritime Carriers Ltd., and in the related Prospectus, of our report dated April 25, 2007, with respect to the consolidated financial statements of Excel Maritime Carriers Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.


/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
June 20, 2007


SK 02545 0001 786612